Allianz Life Insurance Company of North America                   [Allianz Logo]


Stewart Gregg, FSA, MAAA
Assistant Vice President & Senior Counsel
Legal

5701 Golden Hills Drive
Minneapolis, MN  55416-1297

Telephone: 763/765 2913
Telefax: 763/765 6355
www.allianzlife.com

November 1, 2001


Board of Directors
Allianz Life Insurance Company of North America
5701 Golden Hills Drive
Minneapolis, MN 55416



Re: Opinion of Counsel - Allianz Life Variable Account B

Gentlemen:

You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 for the Individual Deferred Variable Annuity Contract ("the Contract")to be issued by Allianz Life Insurance Company of North America and its separate account, Allianz Life Variable Account B File No. 333-95729.

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

I am of the following opinions:

     1. Allianz Life Variable Account B is a unit investment trust as the term is defined in Section 4(2) of the Investment Company Act of 1940 (the Act), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

     2. Upon the acceptance of purchase payments made by a Contract Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such a Contract Owner will have a legally-issued, fully-paid, non-assessable contractual interest under such Contract.

You may use this opinion letter, or copy thereof, as an exhibit to the Registration Statement.

I consent to the reference to me and to this opinion under the caption "Legal Opinions" contained in the Statement of Additional Information which forms a part of the Registration Statement.

Sincerely,


ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By:/S/STEWART GREGG
   ------------------
      Stewart Gregg